                                                                   Exhibit 10.24


                              SUBLICENSE AGREEMENT
                     WITH RESPECT TO SLOAN-KETTERING LICENSE

                                     BETWEEN

                         PROGENICS PHARMACEUTICALS, INC.

                                       AND

                          BRISTOL-MYERS SQUIBB COMPANY

                                   DATED AS OF

                                 APRIL 15, 1997



[Note: Certain portions of this document have been marked "[XXX]" to indicate that confidentiality has been requested for this information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.]

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.    DEFINITIONS .........................................................    1
      1.1      "Affiliate" ................................................    1
      1.2      "BCG" ......................................................    2
      1.3      "Compound" .................................................    2
      1.4      "Derivative" ...............................................    2
      1.5      "Distributor" ..............................................    2
      1.6      "Effective Date" ...........................................    2
      1.7      "End User" .................................................    2
      1.8      "FDA" ......................................................    2
      1.9      "First Commercial Sale" ....................................    2
      1.10     "GD2" ......................................................    2
      1.11     "Generic Product" ..........................................    2
      1.12     "GM2" ......................................................    2
      1.13     "GMK Vaccine" ..............................................    2
      1.14     "Government" ...............................................    3
      1.15     "KLH" ......................................................    3
      1.16     "MGV Vaccine" ..............................................    3
      1.17     "NDA" ......................................................    3
      1.18     "Net Sales" ................................................    3
      1.19     "Party" ....................................................    3
      1.20     "Person" ...................................................    3
      1.21     "PLA" ......................................................    3
      1.22     "QS-21" ....................................................    3
      1.23     "S-K Field" ................................................    3
      1.24     "S-K Licensed Patents" .....................................    4
      1.25     "S-K Licensed Technology" ..................................    4
      1.26     "S-K Products" .............................................    4
      1.27     "S-K Technical Information" ................................    4
      1.28     "Sub-sublicensee" ..........................................    5
      1.29     "Territory" ................................................    5
      1.30     "Third Party" ..............................................    5
      1.31     "Use" ......................................................    5
      1.32     "Valid Claim" ..............................................    5

2.    REPRESENTATIONS AND WARRANTIES OF PROGENICS .........................    5
      2.1      Representations and Warranties .............................    5

3.    GRANT OF RIGHTS .....................................................    6
      3.1      Sublicense Grant Under Sloan-Kettering/PROGENICS
               License Agreement ..........................................    6
      3.2      Sublicense Rights ..........................................    7
      3.3      BMS Rights under Sloan-Kettering/PROGENICS
               License Agreement ..........................................    8

4.    UPFRONT FEE; ROYALTY PAYMENTS .......................................    9
      4.1      Upfront Fee ................................................    9
      4.2      Royalty Payments ...........................................    9


                                       (1)

                                                                            Page
                                                                            ----

      4.3      Obligation to Pay Royalties ................................   15

5.    DILIGENCE OBLIGATIONS OF BMS ........................................   15
      5.1      Diligence Obligations ......................................   15

6.    PAYMENTS AND REPORTS ................................................   16
      6.1      Reports; Payments ..........................................   16
      6.2      Mode of Payment; Taxes .....................................   16
      6.3      Records Retention ..........................................   17
      6.4      Audit Request ..............................................   17
      6.5      Cost of Audit ..............................................   17
      6.6      No Non-Monetary Consideration for Sales ....................   17

7.    PATENT PROSECUTION; ENFORCEMENT; INFRINGEMENT .......................   18
      7.1      Patent Prosecution .........................................   18
      7.2      Patent Costs ...............................................   18
      7.3      Patent Enforcement .........................................   18
      7.4      Infringement Action by Third Parties .......................   19

8.    TERM; TERMINATION ...................................................   20
      8.1      Term .......................................................   20
      8.2      Acknowledgment of Termination Rights Under Sloan-
               Kettering/PROGENICS License Agreement ......................   20
      8.3      Breach by Either Party .....................................   20
      8.4      Effect of Termination ......................................   20
      8.5      Right to Sell Stock on Hand ................................   21
      8.6      Termination of Sublicenses .................................   21
      8.7      Accrued Rights: Surviving Obligations ......................   21

9.    ASSIGNABILITY .......................................................   22
      9.1      Non-Assignability ..........................................   22
      9.2      Assignability ..............................................   22

10.   MISCELLANEOUS .......................................................   22
      10.1     Relationship of Parties ....................................   22
      10.2     Force Majeure ..............................................   22
      10.3     Further Actions ............................................   22
      10.4     Notice .....................................................   22
      10.5     Use of Name ................................................   23
      10.6     Non-Solicitation ...........................................   24
      10.7     Marking ....................................................   24
      10.8     Costs and Expenses .........................................   24
      10.9     Manufacture in United States ...............................   24
      10.10    Waiver .....................................................   24
      10.11    Compliance with Law ........................................   24
      10.12    Severability ...............................................   25
      10.13    Amendment ..................................................   25


                                       (2)

                                                                            Page
                                                                            ----

      10.14    Sloan-Kettering/PROGENICS License Agreement ................   25
      10.15    Governing Law ..............................................   25
      10.16    Arbitration ................................................   25
      10.17    Counterparts ...............................................   26
      10.18    Descriptive Headings .......................................   26


                                EXHIBITS

                      Exhibit A           S-K Licensed Patents


                                      (3)

                              SUBLICENSE AGREEMENT
                     WITH RESPECT TO SLOAN-KETTERING LICENSE

      THIS SUBLICENSE AGREEMENT WITH RESPECT TO SLOAN-KETTERING LICENSE (this "Agreement") is dated as of April 15, 1997 between Progenics Pharmaceuticals, Inc., a Delaware corporation, having offices at 777 Old Saw Mill River Road, Tarrytown, New York 10591 ("PROGENICS"), and Bristol-Myers Squibb Company, a Delaware corporation, having offices at P.O. Box 4000, Route 206 and Province Line Road, Princeton, New Jersey 08543-4000, for and on behalf of itself and its Affiliates ("BMS").

                             PRELIMINARY STATEMENTS

      A. PROGENICS has acquired a license to certain patents and technology relating to the treatment of human cancers using vaccines pursuant to a license agreement dated November 17, 1994 (the "Sloan-Kettering/PROGENICS License Agreement") between PROGENICS and Sloan-Kettering Institute for Cancer Research, a not-for-profit membership corporation of the State of New York
("Sloan-Kettering").

      B. BMS is interested in obtaining a worldwide sublicense to formulate, manufacture, use and sell products using the patent rights and technology to which PROGENICS has acquired a license from Sloan-Kettering, and PROGENICS wishes to grant such rights to BMS, pursuant to the terms and conditions set forth in this Agreement.

      C. It is anticipated that BMS, PROGENICS and Sloan-Kettering will enter into a side letter agreement (the "Sloan-Kettering Letter Agreement") with respect to this Agreement and the Sloan-Kettering/PROGENICS License Agreement, and the rights and obligations of such parties hereunder and thereunder.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties contained in this Agreement, the Parties agree as follows:

1.  DEFINITIONS.

      As used in this Agreement, the following terms will have those meanings set forth in this Section 1 unless the context dictates otherwise.

      1.1 "Affiliate", with respect to any Party, shall mean any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Party. For these purposes, "control" shall refer to the possession, directly or indirectly, of the power to direct the management or policies of a Person or to veto any material decision relating to the management or policies of a Person, in each case, whether through the ownership of equity participation, voting securities or beneficial interests, by contract, by agreement, or otherwise.

      1.2 "BCG" shall mean bacille de Calmette et Guerin, a nonspecific immune stimulant (cow tuberculosis) vaccine.

      1.3  "Compound" shall mean any of BCG, GM2, GD2, KLH and QS-21.

      1.4 "Derivative" shall mean a chemical substance derived from another substance either directly or by modification or partial substitution.

      1.5 "Distributor" shall mean any Person engaged by BMS, or any agent or representative of BMS, to distribute any S-K Product(s) either directly or indirectly through other distributors.

      1.6 "Effective Date" shall mean the date first above written as the date of this Agreement.

      1.7 "End User" shall mean any Person licensed or otherwise authorized to Use S-K Product(s) for its own personal use, or any Person licensed to Use S-K Product(s) in the regular conduct of its own business and not for licensing to other Persons.

      1.8 "FDA" shall mean the United States Food and Drug Administration, or the successor thereto.

      1.9 "First Commercial Sale" shall mean, in each country in the Territory, the date that the S-K Product(s) are first sold, marketed or publicly made available for sale. S-K Product(s) distributed or used for clinical trials or experimental purposes only shall not be considered sold, marketed or made publicly available and shall not establish the First Commercial Sale.

      1.10 "GD2" shall mean [XXX].

      1.11 "Generic Product" shall mean, on a country-by-country basis, an S-K
Product: (i) the manufacture, use or sale of which is not covered by a Valid Claim in such country, and (ii) that is also marketed by an unlicensed Third Party or Parties in such country, which Third Party or Parties have, in the aggregate, at least [XXX] in such country, as measured by IMS.

      1.12 "GM2" shall mean [XXX].

      1.13 "GMK Vaccine" shall mean that certain S-K Product composed of GM2 conjugated to KLH and combined with QS-21.

      1.14 "Government" means the Federal Government of the United States of America.

      1.15  "KLH" shall mean keyhole limpet hemocyanin.

      1.16 "MGV Vaccine" shall mean that certain S-K Product composed of GM2 conjugated to KLH and combined with GD2 conjugated to KLH and further combined with QS-21.

      1.17  "NDA" shall mean New Drug Application as defined by the FDA.

      1.18 "Net Sales" shall mean the gross amount [XXX]. Such amounts shall be determined from the books and records of BMS, its Affiliates or Sub-sublicensees, maintained in accordance with the accounting principles used by such entity, consistently applied.

      1.19 "Party" shall mean PROGENICS or BMS and, when used in the plural, shall mean PROGENICS and BMS.

      1.20 "Person" shall mean any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or any agency or political subdivision thereof, or any organization which can exercise independent legal standing.

      1.21 "PLA" shall mean a Product License Application filed with the FDA.

      1.22 "QS-21" shall mean the [XXX].

      1.23 "S-K Field" shall mean, and is limited to, the practice of the S-K Licensed Patents and S-K Technical Information for the treatment or prevention of neoplastic human disease or the treatment of human cancer with any of the following: [XXX]

[XXX]

      1.24  "S-K Licensed Patents" shall mean:

            (a) The following patent applications and patents relating to ganglioside vaccines, intermediates or methods of producing them, or methods of, or compositions using, them which are owned by or licensed to PROGENICS [XXX]:
(i) [XXX] all patents issuing therefrom and all divisions, continuations, patents issuing therefrom and all divisions, continuations, reissues, substitutes, and extensions thereof and the foreign equivalents thereof; and
(ii) all patents and patent applications, whether filed before or after the effective date of the Sloan-Kettering/PROGENICS License Agreement, which claim priority under 35 U.S.C. ss. 119 or the benefit of the filing date under 35 U.S.C. ss. 120 of the patent applications and patents of clause (i), but only to the extent of subject matter in such applications and patents for which priority or benefit is claimed; and

            (b) Any developments related to or arising out of the subject matter described in Section 1.24(a) which are dominated by the patent applications or patents described in Section 1.24(a) or [XXX].

      1.25 "S-K Licensed Technology" shall mean the S-K Licensed Patent(s) and the S-K Technical Information.

      1.26 "S-K Products" shall mean any and all products which fall within the S-K Field and which: (i) would infringe a claim of any S-K Licensed Patent(s), but for this Agreement and the Sloan-Kettering/PROGENICS License Agreement, or
(ii) are produced or used using a process or method that would infringe, but for this Agreement and the Sloan-Kettering/PROGENICS License Agreement, a claim of any S-K Licensed Patent, or (iii) were developed using S-K Technical Information. S-K Products shall include, without limitation, the GMK Vaccine and the MGV Vaccine.

      1.27 "S-K Technical Information" shall mean unpublished research and development information, unpatented inventions, know-how, trade secrets, and technical data in the possession of Sloan-Kettering at the effective date of the Sloan-Kettering/PROGENICS License Agreement which are needed to produce or gain government approvals to market S-K Product(s) and which Sloan-Kettering has the right to and will provide to PROGENICS upon request. However, S-K Technical Information does not include patient names. Information and materials shall no longer be considered to be S-K Technical Information if such information or materials cease to be Confidential Information.

      1.28 "Sub-sublicensee" shall mean any Person, not an Affiliate of BMS, which is licensed by BMS, pursuant to the authority granted in this Agreement, which has rights to S-K Licensed Technology beyond those rights commonly granted to an End User.

      1.29  "Territory" shall mean the entire world.

      1.30 "Third Party" shall mean any Person who or which is neither a Party nor an Affiliate of a Party.

      1.31 "Use" shall mean any form of practice or utilization of the S-K Licensed Technology, or any portion thereof.

      1.32 "Valid Claim" shall mean a claim of any S-K Licensed Patent which has not been held invalid or unenforceable by final decision of a court or other governmental agency of competent jurisdiction, unappealed or unappeased within the time allowed for appeal, and which is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

2.  REPRESENTATIONS AND WARRANTIES OF PROGENICS.

      2.1 Representations and Warranties. PROGENICS represents and warrants to BMS as of the Effective Date:

            (a) The Sloan-Kettering/PROGENICS License Agreement is in full force and effect and has not been modified or amended;

            (b) To the best of PROGENICS's knowledge, neither Sloan-Kettering nor PROGENICS is in default under, and neither party claims or has grounds upon which to claim the other party is in default under, the Sloan-Kettering/PROGENICS License Agreement;

            (c) To the best of PROGENICS's knowledge, the rights Sloan-Kettering has licensed to PROGENICS pursuant to the Sloan-Kettering/PROGENICS License Agreement were not and are not subject to any restrictions or limitations except as set forth in the Sloan-Kettering/PROGENICS License Agreement;

            (d) To the best of PROGENICS's knowledge, Sloan-Kettering has not accepted funding from any non-governmental parties which would diminish PROGENICS's rights to technology under the Sloan-Kettering/PROGENICS License Agreement;

            (e) The milestones set forth in Sections 5.01(a), (b) and (e) of the Sloan-Kettering/PROGENICS License Agreement have been fully satisfied by PROGENICS as of the Effective Date; and

            (f) Attached hereto as Exhibit A is a true and complete list of all patents and patent applications comprising the S-K Licensed Patents as of the Effective Date

3.  GRANT OF RIGHTS.

      3.1  Sublicense Grant Under Sloan-Kettering/PROGENICS License Agreement.

            (a) Subject to the terms and conditions of this Agreement, PROGENICS hereby grants to BMS an exclusive (including as to PROGENICS) sublicense, under the Sloan-Kettering License Agreement, to use the S-K Licensed Patents and the S-K Technical Information to make, have made, use, sell, have sold and develop S-K Products in the S-K Field throughout the Territory. No license under the S-K Licensed Patents and S-K Technical Information is granted, and no license should be implied, with respect to activities of BMS outside the S-K Field.

            (b) The sublicense granted to S-K Licensed Patents pursuant to
Section 3.1(a) shall be exclusive, with the right to grant sublicenses as provided in Section 3.2. The sublicense granted to S-K Technical Information pursuant to Section 3.1(a) shall be exclusive for the S-K Field with the right to grant sublicenses as provided in Section 3.2.

            (c) The sublicense granted in this Section 3 shall be granted to Affiliates of BMS, effective five days after receipt of written notification from BMS by PROGENICS thereof.

            (d) Without limiting the foregoing sublicense grants, PROGENICS agrees that this grant will extend to and authorize the manufacture, sale, lease or other transfer of S-K Products through an Affiliate or a Distributor and shall authorize End Users' Use of S-K Products transferred by PROGENICS to BMS's Affiliates or Distributors.

            (e) All rights granted in this Agreement are expressly granted subject to the rights of the Government pursuant to 35 U.S.C. ss. 200 et seq., as amended, and the implementing regulations, and such rights are specifically reserved by this Agreement to the Government. If Sloan-Kettering or PROGENICS is required to grant licenses pursuant to the statutory and regulatory requirements referred to in this Section 3.1(e), or if the sublicense granted to BMS under this Agreement is otherwise modified or limited by the Government pursuant to such requirements, PROGENICS and BMS shall negotiate in good faith a reduction of the sublicense fees and royalties payable hereunder and such other amendments of this Agreement as may be appropriate under the circumstances.

            (f) Notwithstanding the exclusive field sublicense granted herein, BMS hereby acknowledges that: (i) Sloan-Kettering has specifically reserved the rights to manufacture, or use the S-K Licensed Patents, S-K Products and S-K Technical Information for its own internal purposes, including continuing research, development, testing, clinical use and all other internal uses; (ii) Sloan-Kettering may have the S-K Products manufactured by Third Parties solely for Sloan-Kettering's internal use provided any such Third Party agrees in writing (a) not to use the S-K Technical Information except for such purpose and
(b) not to disclose the S-K Technical Information to others; and (iii) Sloan-Kettering also has reserved the right to permit other Persons to use the S-K Licensed Patents, S-K Products, and S-K Technical Information solely for academic research purposes provided such other Persons agree in writing (x) to use the same only for academic research purposes, (y) not to provide the same to other entities or individuals and (z) not to disclose the S-K Technical Information to others.

            (g) Provided Sloan-Kettering's Affiliate(s) is capable and accepts, BMS hereby grants to Sloan-Kettering's Affiliate(s) a right of first refusal to function as a site at which the clinical tests or trials of any S-K products are performed. Such right of first refusal shall mean that BMS shall request a proposal from Sloan-Kettering setting forth the procedures which Sloan-Kettering would follow in the tests and the associated costs. If BMS decides not to accept Sloan-Kettering's proposal, then BMS may only contract with a clinical test site(s) whose proposal is more favorable (taken as a whole) to BMS than that proposed by Sloan-Kettering.

      3.2  Sublicense Rights.

            (a) BMS shall have the right to grant sublicenses to its Affiliates of the sublicense granted to BMS herein, provided that: (i) BMS shall guarantee and be responsible for the making of all payments due, and the making of reports under this Agreement, by reason of sales of any S-K Products by its Affiliates and their compliance with all applicable terms of this Agreement (including the applicable terms of the Sloan-Kettering/PROGENICS License Agreement); and (ii) each Affiliate agrees in writing to keep books and records and permit PROGENICS to review such books and records pursuant to the relevant provisions and to observe all other applicable terms of this Agreement. No consent or approval of PROGENICS shall be required in connection with the granting of such sublicenses.

            (b) BMS shall have the right to grant sublicenses to Sub-sublicensees of the sublicense granted to BMS herein, except that BMS does not have the right to grant such sublicenses with respect to the United States, provided that: (i) PROGENICS shall have consented to such sublicense, which approval shall not be unreasonably withheld (it will be reasonable for PROGENICS to withhold consent if PROGENICS determines that the capabilities of the proposed Sub-sublicensee are not comparable to BMS's capabilities in the country or countries to be sublicensed); (ii) BMS shall guarantee and be responsible for the making of all payments due, and the making of reports under this Agreement, by reason of sales of any S-K Products by its Sub-sublicensees and their compliance with all applicable terms of this Agreement (including the applicable terms of the Sloan-Kettering/PROGENICS License Agreement); and (iii) each Sub-sublicensee agrees in writing to keep books and records and permit PROGENICS to review such books and records pursuant to the relevant provisions and to observe all other applicable terms of this Agreement.

            (c) BMS hereby unconditionally guarantees the performance of any of its Affiliates and Sub-sublicensees hereunder. In the event of a breach by an Affiliate or Sub-sublicensee in the observance of applicable terms of this Agreement, PROGENICS shall be entitled to proceed against either such Affiliate or Sub-sublicensee or directly against BMS, as PROGENICS may determine in its sole discretion, to enforce this Agreement.

      3.3 BMS Rights under Sloan-Kettering/PROGENICS License Agreement. PROGENICS agrees that, with respect to the Sloan-Kettering/PROGENICS License
Agreement:

            (a) PROGENICS will diligently fulfill all of its obligations thereunder, to the extent such obligations have not been delegated to BMS;

            (b) PROGENICS shall not enter into any subsequent agreement with Sloan-Kettering which modifies or amends the Sloan-Kettering/PROGENICS License Agreement in a way which is deleterious to the rights of BMS under this Agreement;

            (c) PROGENICS shall not terminate the Sloan-Kettering/PROGENICS License Agreement, in whole or in part, directly or indirectly, without the prior written consent of BMS, which shall not be unreasonably withheld in the event that Sloan-Kettering is in material default under the terms thereof at the time PROGENICS seeks to make such exercise;

            (d) PROGENICS shall promptly furnish BMS with copies of all reports it receives from Sloan-Kettering which relate to the subject of this Agreement;

            (e) PROGENICS shall promptly furnish BMS with copies of all reports PROGENICS furnishes to Sloan-Kettering which relate to the subject of this Agreement, including without limitation all correspondence of any kind with respect to the filing, prosecution or maintenance of the S-K Licensed Patents in any jurisdiction;

            (f) PROGENICS shall promptly deliver to Sloan-Kettering's patent counsel all of BMS's comments with respect to the filing, prosecution or maintenance of the S-K Licensed Patents in any jurisdiction, including without limitation requests for filing for foreign protection, as if such comments were comments of PROGENICS; and

            (g) PROGENICS shall furnish to BMS copies of all notices received by PROGENICS relating to alleged breaches or defaults by PROGENICS of its obligations under the Sloan-Kettering/PROGENICS License Agreement within three business days of PROGENICS's receipt thereof and, provided that PROGENICS cannot or chooses not to cure or otherwise resolve such alleged breaches or defaults, PROGENICS shall allow BMS, in BMS's sole discretion, to cure or otherwise resolve such alleged breaches or defaults in order to preserve BMS's rights under this Agreement.

4.  UPFRONT FEE; ROYALTY PAYMENTS.

      4.1 Upfront Fee. As consideration to PROGENICS for the issuance of the sublicense and other rights to BMS under this Agreement, BMS shall pay to PROGENICS the sum of: [XXX]. Such up-front fee shall be paid upon the execution of this Agreement by both Parties. Such sum shall be non-refundable.

      4.2 Royalty Payments. As consideration to PROGENICS for the sublicense and other rights granted to BMS under this Agreement, during the term of this Agreement, BMS shall pay to PROGENICS a royalty on Net Sales of any S-K Product commencing on the First Commercial Sale of such S-K Product by BMS, its Affiliates or its Sub-sublicensees as follows:

            (a)  With respect to the GMK Vaccine:

                  (i) With respect to those countries in the Territory where such S-K Product is covered by a Valid Claim in such countries:

                        (A) [XXX] of the Net Sales of such S-K Product in such
                  countries for any calendar year until royalties relating to all S-K Products throughout the Territory in the amount of [XXX] have accrued and are payable by BMS to PROGENICS in such calendar year; and

                        (B) After royalties relating to all S-K Products
                  throughout the Territory in the amount of [XXX] have accrued and are payable by

                  BMS to PROGENICS in such calendar year, [XXX] of any further Net Sales of such S-K Product in such countries until Net Sales of such S-K Product throughout the Territory in such calendar year equal [XXX]; and

                        (C) After Net Sales of such S-K Product throughout the
                  Territory in such calendar year exceed [XXX] of any further Net Sales of such S-K Product in such countries until the end of such calendar year.

                  (ii) With respect to those countries in the Territory where such S-K Product is not covered by, or is no longer covered by, a Valid Claim in such countries (unless such S-K Product has become a Generic Product in any such country, in which case subparagraph (iii) below shall apply):

                        (A) [XXX] of the Net Sales of such S-K Product in such
                  countries for any calendar year until Net Sales of such S-K Product throughout the Territory in such calendar year equal [XXX]; and

                        (B) After Net Sales for such S-K Product throughout the
                  Territory in such calendar year exceed [XXX] of any further Net Sales of such S-K Product in such countries until the end of such calendar year.

                  (iii) With respect to those countries in the Territory where such S-K Product is a Generic Product:

                        (A) [XXX] of the Net Sales of such S-K Product in such
                  countries for any calendar year until Net Sales of such S-K Product throughout the Territory in such calendar year equal [XXX]; and

                        (B) After Net Sales for such S-K Product throughout the
                  Territory in such calendar year exceed [XXX] of any further Net Sales of such S-K Product in such countries until the end of such calendar year.

                  (iv) Royalties shall be paid at the royalty rates set forth in Sections 4.2(a)(i)(A), 4.2(a)(ii)(A) and 4.2(a)(iii)(A) through the end of the calendar quarter preceding the calendar quarter in which annual Net Sales in all countries throughout the Territory first exceed [XXX] in any year; provided, however, that in the calendar quarter in which royalties relating to all S-K Products throughout the Territory in the aggregate amount of at least [XXX] have accrued and are payable by BMS to PROGENICS for the calendar year, and in each subsequent calendar quarter in that calendar year, royalties under Section 4.2(a)(i) shall be paid at the royalty rate set forth in Section 4.2(a)(i)(B) in lieu of the royalty rate set forth in Section 4.2(a)(i)(A). Royalties shall be paid at the royalty rates set forth in Sections 4.2(a)(i)(C), 4.2(a)(ii)(B) and 4.2(a)(iii)(B) for the calendar quarter in which annual Net Sales in all countries throughout the Territory first exceed [XXX] in any year, and for each calendar quarter in such year thereafter other than the last calendar quarter of such year. Following the end of the last calendar quarter of each year, the total amount of royalties actually due for such year shall be calculated as provided in Section 4.2(a)(v), and such amount of royalties shall be paid, reduced by the total amount of royalties paid with respect to such S-K Product throughout the Territory for the first three calendar quarters of such year. The calculation of the amount to be paid with respect to the fourth calendar quarter of each year shall be included on the royalty report for such calendar quarter. In the event that BMS has paid more royalties during the first three calendar quarters of any year than BMS owes for the entire year, BMS shall be entitled to a credit, equal to the amount of such excess royalties, paid, to be applied against [XXX] of accrued royalties until the entire credit has been used.

                  (v) The total amount of royalties actually due for each year under this Section 4.2(a) shall be calculated as follows:

                        (A) The royalty rate set forth in Section 4.2(a)(i)(A)
                  shall be applied to that amount of Net Sales of such S-K Product determined under the formula X(1), x Y(1)/Z x [XXX]/W;


                        (B) The royalty rate set forth in Section 4.2(a)(i)(B)
                  shall be applied to that amount of Net Sales of such S-K Product determined under the formula X(1) x Y(1)/Z x [1-[XXX]/W];

                        (C) The royalty rate set forth in Section 4.2(a)(i)(C)
                  shall be applied to that amount of Net Sales of such S-K Product determined under the formula X(2) x Y(1)/Z;

                        (D) The royalty rate set forth in Section 4.2(a)(ii)(A)
                  shall be applied to that amount of Net Sales of such S-K Product determined under the formula X(1) x Y(2)/Z;

                        (E) The royalty rate set forth in Section 4.2(a)(ii)(B)
                  shall be applied to that amount of Net Sales of such S-K Product determined under the formula X(2) x Y(2)/Z;

                        (F) The royalty rate set forth in Section 4.2(a)(iii)(A)
                  shall be applied to that amount of Net Sales of such S-K Product determined under the formula X(1) x Y(3)/Z; and

                        (G) The royalty rate set forth in Section 4.2(a)(iii)(B)
                  shall be applied to that amount of Net Sales of such S-K Product determined under the formula X(2) x Y(3)/Z;

            Where:

            W       =   the sum of the amount of the royalties that are
                        generated by the first [XXX] of Net Sales of each S-K
                        Product which have accrued and are payable by BMS to PROGENICS for any calendar year with respect to each S-K
                        Product included in all S-K Products throughout the Territory; provided that if the foregoing sum of royalties is less than [XXX] then W shall equal [XXX]

            X(1)    =   smaller of: (i) the actual annual Net Sales of such S-K
                        Product throughout the Territory for such year; or (ii)
                        [XXX]

            X(2)    =   the actual annual Net Sales of such S-K Product
                        throughout the Territory for such year in excess of [XXX]

            Y(1)    =   the annual Net Sales of such S-K Product for such year
                        in all countries when Section 4.2(a)(i) applies

            Y(2)    =   the annual Net Sales of such S-K Product for such year
                        in all countries when Section 4.2(a)(ii) applies

            Y(3)    =   the annual Net Sales of such S-K Product for such year
                        in all countries when Section 4.2(a)(iii) applies

            Z     =     the annual Net Sales of such S-K Product for such year
                        in all countries in the Territory

            (b)  With respect to the MGV Vaccine and any other S-K
Products:

                  (i) With respect to those countries in the Territory where such S-K Product is covered by a Valid Claim in such countries:

                        (A) [XXX] of the Net Sales of such S-K Product in such
                  countries for any calendar year until royalties relating to all S-K Products throughout the Territory in the amount of [XXX] have accrued and are payable by BMS to PROGENICS in such calendar year; and

                        (B) After royalties relating to all S-K Products
                  throughout the Territory in the amount of [XXX] have accrued and are payable by BMS to PROGENICS in such calendar year, [XXX] of any further Net Sales of such S-K Product in such countries until the end of such calendar year.

                  (ii) With respect to those countries in the Territory where such S-K Product is not covered by, or is no longer covered by, a Valid Claim in such countries (unless such S-K Product has become a Generic Product in any such country, in which case subparagraph (iii) below shall apply), [XXX] of the Net Sales of such S-K Product in such countries for any calendar year.

                  (iii) With respect to those countries in the Territory where such S-K Product is a Generic Product, [XXX] of the Net Sales of such S-K Product in such countries for any calendar year.

                  (iv) Royalties shall be paid at the royalty rate set forth in
Section 4.2(b)(i)(A) through the end of the calendar quarter preceding the calendar quarter in which royalties relating to all S-K Products throughout the Territory in the aggregate amount of at least [XXX] have accrued and are payable by BMS to PROGENICS for the calendar year. Royalties shall be paid at the royalty rate set forth in Section 4.2(b)(i)(B) for the calendar quarter in which royalties relating to all S-K Products throughout the Territory in the aggregate amount of at least [XXX] have accrued and are payable by BMS to PROGENICS for the calendar year, and for each calendar quarter in such year thereafter other than the last calendar quarter of such year. Following the end of the last calendar quarter of each year, the total amount of royalties actually due for such year shall be the aggregate of the amounts for the entire year, calculated as provided in Sections 4.2(b)(ii), (iii) and (v), and such amount of royalties shall be paid, reduced by the total amount of royalties paid with respect to such S-K Product throughout the Territory for the first three calendar quarters of such year. The calculation of the amount to be paid with respect to the fourth calendar quarter of each year shall be included on the royalty report for such calendar quarter. In the event that BMS has paid more royalties during the first three calendar quarters of any year than BMS owes for the entire year, BMS shall be entitled to a credit, equal to the amount of such excess royalties paid, to be applied against [XXX] of accrued royalties until the entire credit has been used.

                  (v) The total amount of royalties actually due for each year under this Section 4.2(b)(i) shall be calculated as follows:

                        (A) The royalty rate set forth in Section 4.2(b)(i)(A)
                  shall be applied to that amount of Net Sales of such S-K Product determined under the formula X x [XXX]/W; and

                        (B) The royalty rate set forth in Section 4.2(b)(i)(B)
                  shall be applied to that amount of Net Sales of such S-K Product determined under the formula X x [1-[XXX]/W];

            Where:

            W     =     the sum of the amount of the royalties that are
                        generated by the first [XXX] of Net Sales of each S-K
                        Product which have accrued and are payable by BMS to PROGENICS for any calendar year with respect to each S-K
                        Product included in all S-K Products throughout the Territory; provided that if the foregoing sum of royalties is less than [XXX], then W shall equal [XXX]

            X     =     the actual annual Net Sales of such S-K Product
                        throughout the Territory for such year

            (c) The royalty rates applicable to S-K Products not covered by a Valid Claim pursuant to Sections 4.2(a)(ii) and 4.2(b)(ii), respectively, shall apply to Net Sales in any country commencing with the calendar quarter during which such S-K Product is first not covered by a Valid Claim in such country.

            (d) The royalty rates applicable to Generic Products pursuant to Sections 4.2(a)(iii) and 4.2(b)(iii), respectively, shall apply to Net Sales in any country commencing with the calendar quarter during which such S-K Product first becomes a Generic Product in such country.

      4.3 Obligation to Pay Royalties. The obligation to pay royalties to PROGENICS under Section 4.2 is imposed only once with respect to the same unit of S-K Product regardless of the number of S-K Licensed Patents pertaining thereto. BMS shall only be entitled to a credit against royalties or a reduction of the royalty rate once with respect to any S-K Product in any country pursuant to any provision in this Agreement. There shall be no obligation to pay royalties to PROGENICS under Section 4.2 on sales of S-K Products among BMS, its Affiliates and Sub-sublicensees, but in such instances the obligation to pay royalties shall arise upon the sale by BMS, its Affiliates or Sub-sublicensees to Third Parties. Payments due under Section 4.2 shall be deemed to accrue when S-K Products are shipped or billed, whichever event shall first occur. In the instance where BMS, its Affiliates or Sub-sublicensees use the S-K Product or provide it as part of some other service or product, a royalty shall be due to PROGENICS at the time such S-K Product is used or provided based on a Net Sales amount equal to the price at which BMS or its Affiliate or Sub-sublicensee sell such S-K Product to Third Parties in the country in which the S-K Product was used or provided.

5.  DILIGENCE OBLIGATIONS OF BMS.

      5.1 Diligence Obligations. BMS shall use its best reasonable efforts to develop and market S-K Product(s) for commercial sale and distribution throughout the Territory pursuant to this Agreement, and to such end, BMS, its Affiliates or its Sub-sublicensees shall achieve the following objectives in accordance with the following schedule:

            (i)  [XXX].

            (ii) [XXX].

      The Parties acknowledge that, subject to certain limitations set forth in
Section 5.01 of the Sloan-Kettering/PROGENICS License Agreement, failure to achieve these objectives shall entitle Sloan-Kettering to terminate the license granted under the Sloan-Kettering/PROGENICS License Agreement and, thereby, the license granted under this Agreement. PROGENICS shall not unreasonably withhold its consent to, and shall use all reasonable efforts to obtain the consent of Sloan-Kettering to, any revision in the preceding schedule requested in writing by BMS and supported by evidence of technical difficulties or delays in the clinical studies or regulatory process that could not have been reasonably avoided. Notwithstanding the foregoing, the Parties acknowledge that Sloan-Kettering shall not have the right to terminate the license granted under the Sloan-Kettering/PROGENICS License Agreement, and therefore PROGENICS shall not have a right to terminate the license granted under this Agreement, for the failure of BMS to meet a goal if such failure is a result of (i) causes beyond BMS's direct control; (ii) Sloan-Kettering's or PROGENICS's failure to meet its obligations hereunder; (iii) infringement of Third Party patents; or (iv) actions or inactions of a federal or state agency whose approval is required for commercial sales.

      The Parties further acknowledge and agree that the milestones contained in this Section 5.1 were established on the assumption that the milestones would apply to development of the GMK Vaccine. In the event that development of the GMK Vaccine is terminated due to safety or efficacy reasons, the parties agree that the milestones set forth in this Section 5.1 shall not apply and the Parties will negotiate in good faith to establish new milestones.

6.  PAYMENTS AND REPORTS.

      6.1 Reports; Payments. Except as otherwise specifically provided in this Agreement, all payments due under this Agreement shall be paid quarterly within 50 days after the end of each calendar quarter. Each such payment for running royalties shall be accompanied by a statement, S-K Product-by-S-K Product and country-by-country, of the amount of Net Sales during such quarter and the amount of royalties due on such Net Sales and, with respect to the last calendar quarter of each year, such report shall include the calculation of the adjustments referred to in Sections 4.2(a)(iv) and 4.2(b)(iv).

      6.2 Mode of Payment; Taxes. All payments due under this Agreement shall be paid by wire transfer of funds to an account at PROGENICS's designated bank in New York, New York, and shall be paid in U.S. Dollars, calculated at BMS's customary internal corporate monthly exchange rates for the last month of the calendar quarter for which remittance is made for royalties. Such payments shall be free of any taxes, charges, or remittance fees, except for income tax levied upon or required to be withheld and paid by BMS, its Affiliates or its Sub-sublicensees for the account of PROGENICS. BMS shall provide PROGENICS appropriate receipts of payment of such withholding taxes or other proof thereof. For each month and each currency, BMS's customary internal corporate monthly exchange rate shall equal the arithmetic average of the daily exchange rates (obtained as described below) during the period from (i) the 20th day of the preceding month (or, if such 20th day is not a business day, the immediately preceding business day) through (ii) the 19th day of the current month (or, if such 19th day is not a business day, the immediately preceding business day); each daily exchange rate shall be obtained from the Reuters Daily Rate Report or The Wall Street Journal, Eastern U.S. Edition, or, if not so available, as furnished by BMS's local Affiliates.

      6.3 Records Retention. BMS and its Affiliates and Sub-sublicensees shall keep accurate records of all operations affecting payments hereunder, and shall permit PROGENICS or its duly authorized agent to inspect all such records and to make copies of or extracts from such records during regular business hours throughout the term of this Agreement and for a reasonable period of not less than three (3) years thereafter.

      6.4 Audit Request. At the request and expense of PROGENICS, BMS and its Affiliates and Sub-sublicensees shall permit PROGENICS or an independent, certified public accountant appointed by PROGENICS and reasonably acceptable to BMS, at reasonable times and upon reasonable notice, to examine those records as may be necessary to: (i) determine the correctness of any report or payment made under this Agreement; or (ii) obtain all information as to Net Sales and the royalties payable for any calendar quarter. If an accountant is used, said accountant shall not disclose to PROGENICS any information other than information relating to said reports, royalties, and payments. Results of any such examination shall be made available to both Parties.

      6.5 Cost of Audit. PROGENICS shall bear the full cost of the performance of any such audit except as hereinafter; set forth. If, as a result of any inspection of the books and records of BMS, its Affiliates or its Sub-sublicensees, it is shown that BMS's payments under this Agreement were less than the amount which should have been paid, then BMS shall make all payments required to be made to eliminate any discrepancy revealed by said inspection within 30 days after PROGENICS's demand therefor, plus interest at the prime rate from the date payment should have been made. Furthermore, if the payments were less than the amount which should have been paid by an amount in excess of five percent of the payments actually made during the period in question, BMS shall also reimburse PROGENICS for the costs of such audit in addition to the payment required to be made to eliminate any discrepancy.

      6.6 No Non-Monetary Consideration for Sales. Without the prior written consent of PROGENICS, BMS and its Affiliates and Sub-sublicensees shall not accept or solicit any non-monetary consideration in the sale of S-K Products other than as would be reflected in Net Sales. The use by BMS and its Affiliates and Sub-sublicensees of commercially reasonable amounts of S-K Products for clinical trials and promotional sampling shall not violate this provision.

7.  PATENT PROSECUTION; ENFORCEMENT; INFRINGEMENT.

      7.1 Patent Prosecution. BMS acknowledges and agrees that the S-K Licensed Patents will continue to be prosecuted (in the case of patent applications) and maintained (in the case of patents) by Sloan-Kettering or PROGENICS. PROGENICS agrees that the S-K Licensed Patents shall be prosecuted and/or maintained in accordance with the Sloan-Kettering/PROGENICS License Agreement, and, to the extent permitted thereunder, with diligence the same as or greater than is used for PROGENICS's own patents and patent applications. To the extent that PROGENICS has the right to do so, PROGENICS shall not permit any S-K Licensed Patent to be abandoned.

      7.2 Patent Costs. BMS shall, from time to time, upon invoice from PROGENICS, promptly reimburse PROGENICS for all out-of-pocket costs and expenses incurred in connection with the prosecution and maintenance of the S-K Licensed Patents including amounts payable by PROGENICS to Sloan-Kettering therefor as required by the Sloan-Kettering/PROGENICS License Agreement.

      7.3  Patent Enforcement.

            (a) Each Party shall inform the other Party promptly in writing of any alleged infringement of any S-K Licensed Patent by a third party of which it shall have knowledge, and provide any available evidence of infringement.

            (b) BMS acknowledges and agrees that PROGENICS shall have the right to defend the S-K Licensed Patents against infringement or interference by other parties in whole or in part in the S-K Field in any country in which an S-K Licensed Patent is in effect hereunder, including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement or interference (however, as between PROGENICS and BMS, BMS shall have the right, but not the obligation, to prosecute at its own expense any infringement of the S-K Licensed Patents in the S-K Field). Sloan-Kettering agrees to join as a party plaintiff in any such lawsuit initiated by PROGENICS and to cooperate with PROGENICS in PROGENICS's prosecution, if requested by PROGENICS, with all reasonable costs, attorney fees, and expenses to be paid by PROGENICS.

            (c) BMS acknowledges and agrees that, in the event that PROGENICS shall undertake the enforcement of the S-K Licensed Patents by litigation, PROGENICS may withhold [XXX] of the payments otherwise thereafter due Sloan-Kettering and apply the same toward reimbursement of up to [XXX] of PROGENICS's expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by PROGENICS for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of PROGENICS relating to such suit, and next toward reimbursement of

Sloan-Kettering for any payments past due or withheld and applied pursuant to
Section 10 of the Sloan-Kettering/PROGENICS License Agreement. The balance remaining from any such recovery shall be retained by PROGENICS. (As between BMS and PROGENICS, from the remaining balance, BMS shall be entitled to reimbursement of expenses incurred by BMS in connection with such suit, and the balance remaining from any such recovery shall be divided as follows: [XXX] to BMS and the remaining [XXX] to PROGENICS.)

            (d) BMS acknowledges and agrees that, under the Sloan-Kettering License Agreement, if PROGENICS does not institute suit for infringements within 90 days of receipt of written notice from Sloan-Kettering of Sloan-Kettering's desire to bring suit for infringement in its own name and on its own behalf, then Sloan-Kettering may, at its own expense, bring suit or take any other appropriate action. [XXX] shall be entitled to recovery of damages resulting from any lawsuit brought by [XXX] to enforce any S-K Licensed Patent, pursuant to Sloan-Kettering/PROGENICS License Agreement.

            (e) BMS acknowledges that the Sloan-Kettering/PROGENICS License Agreement also provides that neither party may settle with any infringer without the prior approval of the other party if such settlement would affect the rights of the other party under the S-K Licensed Patents. (As between PROGENICS and BMS, PROGENICS agrees to defer to BMS any reasonable objection that BMS may have to any such settlement, consent judgment or final disposition.)

      7.4  Infringement Action by Third Parties.

            (a) Each Party shall promptly notify the other in writing in the event that a third party shall bring a claim of infringement against either Party, either in the United States or in any foreign country in which there is an S-K Licensed Patent.

            (b) BMS acknowledges and agrees that PROGENICS, in its own name and at its sole expense, shall have the first right to defend the S-K Licensed Patents and may compromise, settle or otherwise pursue such defense in such a manner and on such terms as PROGENICS shall see fit. (However, as between PROGENICS and BMS, BMS shall have the first right, but not the obligation, to defend, at its own expense, the S-K Licensed Patents in the S-K Field.)

            (c) BMS acknowledges and agrees that, in the event that PROGENICS shall undertake such defense, PROGENICS may withhold [XXX] of the payments otherwise thereafter due Sloan-Kettering and apply the same toward reimbursement of PROGENICS's expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by PROGENICS for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of PROGENICS relating to such suit, and next toward reimbursement of Sloan-Kettering for any payments past due or withheld and applied pursuant to Section 10 of the Sloan-Kettering/PROGENICS License Agreement. The balance remaining from any such recovery shall be retained by PROGENICS.

8.  TERM: TERMINATION.

      8.1 Term. This Agreement shall commence as of the Effective Date of this Agreement and, unless sooner terminated as provided hereunder, shall terminate upon the expiration of the last to expire of the S-K Licensed Patents included herein, or upon the abandonment of the last to be abandoned of any patent applications included herein, or 15 years from the date of the First Commercial Sale, whichever is later, unless the Sloan-Kettering/PROGENICS License Agreement is sooner terminated, pursuant to the terms thereof.

      8.2 Acknowledgment of Termination Rights Under Sloan-Kettering/PROGENICS License Agreement. BMS acknowledges that: (i) subject to Section 3.3 of this Agreement, PROGENICS has certain rights to terminate the Sloan-Kettering/PROGENICS License Agreement pursuant to Sections 9.01 and 9.04 thereof; and (ii) Sloan-Kettering and, subject to Section 3.3 of this Agreement, PROGENICS have certain rights to terminate the Sloan-Kettering/PROGENICS License Agreement upon the default, bankruptcy, insolvency or similar such event of the other party, pursuant to Section 9.02 thereof.

      8.3 Breach by Either Party. Failure by either Party to comply with any of the material obligations of such Party contained in this Agreement shall entitle the other Party to give notice to the defaulting Party specifying the nature of the default and requiring it to cure such default. If such default is not cured within 60 days after the receipt of such notice (or, if such default cannot be cured within such 60-day period, if the defaulting Party does not commence and diligently continue actions to cure such default), the other Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, in addition to any other remedies available to it by law or in equity, to terminate this Agreement by giving written notice to take effect immediately. The right to terminate this Agreement, as hereinabove provided, shall not be affected in any way by the other Party's waiver or failure to take action with respect to any previous default.

      8.4  Effect of Termination.

            (a) Following termination of this Agreement pursuant to Section 8.1, BMS shall have the right to manufacture, have manufactured, use, sell, have sold, and develop S-K Products without further obligations to PROGENICS hereunder.

            (b) Upon termination of this Agreement in its entirety for any reason other than expiration of this Agreement pursuant to Section 8.1, BMS shall promptly: (1) return to PROGENICS, at BMS's expense, all relevant data and other information concerning the S-K Licensed Patents and S-K Technical Information in the possession or control of BMS, its Affiliates and Sub-sublicensees; (2) transfer, at BMS's expense, to PROGENICS or such other Person, as PROGENICS shall designate, any and all rights that it may have under any government registrations or authorizations in any country in the Territory with respect to the S-K Products; (3) cancel, at BMS's expense, any government registrations or authorizations with respect to the S-K Products as may not be transferable; (4) provide to PROGENICS, at BMS's expense, all data and other information in BMS's, or its Affiliates' or Sub-sublicensees', possession or control relating to such governmental registrations or authorities in any country in the Territory with respect to all S-K Products; and (5) discontinue all manufacture, use, sale and distribution of all S-K Products and the use of the S-K Licensed Patents and S-K Technical Information in connection therewith. All rights granted to BMS under this Agreement shall revert to PROGENICS.

      8.5 Right to Sell Stock on Hand. If BMS is not in material breach of this Agreement at the time of termination of this Agreement, then BMS shall have the right for one year thereafter to dispose of all S-K Products then in its inventory, and shall pay royalties thereon, in accordance with the provisions of this Agreement, as though this Agreement had not terminated.

      8.6 Termination of Sublicenses. Upon any termination of this Agreement, all sublicenses granted by BMS under this Agreement shall terminate simultaneously, subject, nevertheless, to Section 8.5.

      8.7  Accrued Rights; Surviving Obligations.

            (a) Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

            (b) Termination of this Agreement shall not terminate BMS's obligation to pay the royalties for S-K Products which has been sold under this Agreement. All of the Parties' rights and obligations under Sections 1, 6, 7.3(b), (c) and (d), 7.4 (solely with respect to actions in existence at the time of termination), 8.4, 8.5, 10.5, 10.6, 10.11, 10.15 and 10.16 shall survive termination.

9.  ASSIGNABILITY.

      9.1 Non-Assignability. The Parties agree that this Agreement imposes personal obligations on BMS. BMS shall not assign any rights under this Agreement not specifically transferable by its terms (other than to an Affiliate). PROGENICS may not assign its rights hereunder (other than to any assignee of all or substantially all of its business, which assignee has previously agreed to be bound by all of the terms and conditions of this Agreement). Any purported assignment not in accordance with this Section 9.1 shall be ineffective.

      9.2 Assignability. BMS acknowledges that Sloan-Kettering may assign its rights under the Sloan-Kettering/PROGENICS License Agreement, but not to a competitor of PROGENICS.

10.  MISCELLANEOUS.

      10.1 Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

      10.2 Force Majeure. Neither Party shall be liable to the other for loss or damages or shall have any right to terminate this Agreement for any default or delay attributable to any act of God, flood, fire, explosion, strike, lockout, labor dispute, shortage of raw materials, casualty or accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority or representative of any such government, or any other cause beyond the reasonable control of such Party, if the Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for 30 days thereafter. Notwithstanding the foregoing, nothing in this Section 10.2 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

      10.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

      10.4 Notice. Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered by messenger, facsimile transmission (receipt verified), express courier service (signature required), or telegram, prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

            (a)  In the case of PROGENICS, to:

                        Progenics Pharmaceuticals, Inc.
                        777 Old Saw Mill River Road
                        Tarrytown, New York 10591
                        Attention: Dr. Paul Maddon
                        Facsimile No.: (914) 789-2817

            (b)  In the case of BMS, to:

                        Bristol-Myers Squibb Company
                        P.O. Box 4000
                        Route 206 & Province Line Road
                        Princeton, New Jersey 08543-4000
                        Attention:  Vice President and Senior
                        Counsel, Pharmaceutical Research
                        Institute, and Worldwide Franchise
                        Management and Strategic Business
                        Development
                        Facsimile No.:  (609) 252-4232

            (c)  In the case of Sloan-Kettering, to:

                        Sloan-Kettering Institute for Cancer Research 1275 York Avenue
                        New York, New York 10021
                        Attention:  Senior Vice President, Research
                          Resources Management
                        Facsimile No.: (212) 753-5764

or to such other address for such Party as it shall have specified by like notice to the other Party, provided that notices of a change of address shall be effective only upon receipt thereof. If sent by messenger, facsimile transmission, express courier service, or telegram, the date of mailing or transmission shall be deemed to be the date on which such notice or request has been given.

      10.5 Use of Name. Except as otherwise provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of, or otherwise refer to, the other Party (and, in the case of BMS, Sloan-Kettering or any organization related to Sloan-Kettering), or any other trade name or trademark of the other Party, for any purpose in connection with the performance of this Agreement, without the written approval of the other Party or Sloan-Kettering, as the case may be, except that BMS may make statements to the effect that (i) it is sublicensed by PROGENICS, pursuant to this Agreement and further pursuant to the

Sloan-Kettering/PROGENICS License Agreement, under the S-K Licensed Patents, and
(ii) Alan B. Houghton, M.D., Philip O. Livingston, M.D. and David A. Scheinberg, M.D., Ph.D. are staff of Sloan-Kettering and there is a relationship between these individuals and PROGENICS. It is understood that the other Party or Sloan-Kettering, as the case may be, shall respond to any request for the use of such name or the making of such reference within 14 days after the receipt of such request.

      10.6 Non-Solicitation. BMS shall not hire as board members or employees any of [xxx] without first obtaining Sloan-Kettering's prior written consent.

      10.7 Marking. BMS, its Affiliates and its Sub-sublicensees shall place in a conspicuous location on S-K Products that would infringe S-K Licensed Patents but for this Agreement and the Sloan-Kettering/PROGENICS License Agreement, a patent notice in accordance with 35 U.S.C. ss. 282. BMS agrees to mark, and to cause its Affiliates and its Sub-sublicensees to mark, any products made using a process covered by any S-K Licensed Patent with the number of each such patent and, with respect to such S-K Licensed Patents, to respond to any request for disclosure under 35 U.S.C. ss.287 (b)(4)(B) by only notifying PROGENICS of the request for disclosure.

      10.8 Costs and Expenses. Except as otherwise expressly provided in this Agreement, each Party shall bear all costs and expenses associated with the performance of such Party's obligations under this Agreement.

      10.9 Manufacture in United States. S-K Product(s) used, sold, leased, or transferred within the United States shall be manufactured substantially in the United States.

      10.10 Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

      10.11  Compliance with Law.

            (a) BMS agrees to comply with the laws and rules of the Government regarding prohibition of exportation of S-K Technical Information furnished to BMS either directly or indirectly by PROGENICS or Sloan-Kettering.

            (b) BMS, its Affiliates and its Sub-sublicensees shall comply upon reasonable notice from PROGENICS or Sloan-Kettering with all governmental requests directed to PROGENICS or Sloan-Kettering and provide all information and assistance necessary to comply with the governmental requests.

      10.12 Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      10.13 Amendment. No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

      10.14  Sloan-Kettering/PROGENICS License Agreement.

            (a) This Agreement shall automatically be modified, in whole or in part, upon any modification, in whole or in part, of the Sloan-Kettering/PROGENICS License Agreement, if and to the extent that such modification is relevant and affects the terms of this Agreement. Such modification of this Agreement shall be consistent with and reflect the modification of the Sloan-Kettering/PROGENICS License Agreement.

            (b) The Parties acknowledge and agree that Sections 1, 3.1, 6.3, 7.3(a), 7.3(c), 7.3(d), 8.1, 8.2, 8.7, 9, 10.5, 10.6, 10.7, 10.11(a) and 10.15
of this Agreement have been included herein in satisfaction of Section 6.02 of the Sloan-Kettering License Agreement. BMS acknowledges and agrees that Sloan-Kettering shall be a third party beneficiary under this Agreement with respect to the foregoing sections.

      10.15 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to its choice of law principles.

      10.16 Arbitration. Any dispute arising out of or relating to any provisions of this Agreement shall be finally settled by arbitration to be held in New York, New York, under the auspices and then current commercial arbitration rules of the American Arbitration Association. Such arbitration shall be conducted by three (3) arbitrators appointed according to said rules. Judgment upon any award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

      10.17 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.

      10.18 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

      IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and delivered by its duly authorized officer as of the day and year first above written.


                                      PROGENICS PHARMACEUTICALS, INC.


                                      By: /s/ Paul J. Maddon
                                          --------------------------------
                                      Name:  Paul J. Maddon, M.D., Ph.D.
                                      Title:  Chairman and Chief
                                                Executive Officer


                                      BRISTOL-MYERS SQUIBB COMPANY


                                      By: /s/ Charles Linzner
                                          --------------------------------

                                      Name: Charles Linzner
                                            ------------------------------

                                      Title: Vice President
                                             -----------------------------

                                    EXHIBIT A

                              S-K LICENSED PATENTS

    Application or Patent Number             Filing or Issue Date
    ----------------------------             --------------------

              [XXX]                                 [XXX]